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                                                                    EXHIBIT 99.3

                          CONSENT OF STANDARD & POORS

      We hereby consent to the inclusion in Amendment #1 to the registration statement on Form S-4 of Superconductor Technologies Inc. ("Superconductor") relating to the proposed merger of Conductus, Inc. with STI Acquisition, Inc., a wholly-owned subsidiary of Superconductor (the "Registration Statement"), of our opinion letter, dated October 4, 2002, and to the references to our firm's name therein. In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ STANDARD & POORS CORPORATE VALUE CONSULTING

November 15, 2002